     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1998
                                                     REGISTRATION NO.    -
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                  CRAWFORD EQUIPMENT AND ENGINEERING COMPANY
          (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                               ---------------

            FLORIDA                                                          59-1546994
        (STATE OR OTHER              (PRIMARY CLASSIFICATION              (I.R.S. EMPLOYER
         JURISDICTION)                     CODE NUMBER)                IDENTIFICATION NUMBER)

                           436 WEST LANDSTREET ROAD
                            ORLANDO, FLORIDA 32824
                                (407) 851-0993
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                               JAMES P. CRAWFORD
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           436 WEST LANDSTREET ROAD
                            ORLANDO, FLORIDA 32824
                                (407) 851-0993
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:

           K. MICHAEL SWANN, ESQUIRE                         LARRY SAVALLO, PRESIDENT
          SNYDERBURN, RISHOI AND SWANN                    DISCOVERY CAPITAL GROUP, INC.
       280 WEST CANTON AVENUE, SUITE 240                   7200 ALOMA AVENUE, SUITE E.
           WINTER PARK, FLORIDA 32789                       WINTER PARK, FLORIDA 32792
           TELEPHONE: (407) 647-2005                        TELEPHONE: (407) 672-0200
           FACSIMILE: (407) 647-1522                        FACSIMILE: (407) 672-1639

                               ---------------

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [x] 333-56107

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

                        CALCULATION OF REGISTRATION FEE

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
                                                  PROPOSED     PROPOSED
                                         AMOUNT   MAXIMUM       MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF           TO BE    OFFERING     AGGREGATE     REGISTRATION
     SECURITIES TO BE REGISTERED       REGISTERED PRICE(1) OFFERING PRICE(1)     FEE
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
Common Stock, $.0002 par value.......   200,000   $7.25      $1,450,220        $427.50
-----------------------------------------------------------------------------------------

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(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457.

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                           Incorporation of Certain
                           Information by Reference

The information in the Registration Statement filed by Crawford Equipment & Engineering Company (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-56107) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.


                  CRAWFORD EQUIPMENT AND ENGINEERING COMPANY
                           By: /s/ James P. Crawford
                               James P. Crawford

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                       Title                           Date
/s/ James P. Crawford           Chairman, Chief Executive       August 13, 1998
                                Officer, and Director
                                (Principal Executive
                                 Officer)

/s/ Kathleen Crawford           Vice-President, Treasurer,      August 13, 1998
                                Secretary, and
                                Director

/s/ Steven L. Atkinson          President, Assistant            August 13, 1998
                                Secretary and Director

/s/ C. David Cooper             Director                        August 13, 1998

/s/ Bruno A. Ferraro            Director                        August 13, 1998

/s/ William M. Dillard          Director                        August 13, 1998


*By:/s/ James P. Crawford
Attorney-in-Fact

                                 Exhibit Index


 5.1    Opinion and Consent of Snyderburn, Rishoi and Swann
23.1    Consent of J. Rick Maloy, CPA
23.2    Consent of Counsel (included in Exhibit 5.1)